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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-99141) of Quaker Fabric Corporation of our report dated February 17, 2003 (except with respect to the matters discussed in Note 12, as to which the date is March 3, 2003) and our report dated February 17, 2003 on the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
April 3, 2003